UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 4, 2023

Oncternal Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50549	62-1715807
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12230 El Camino Real Suite 230 San Diego, CA 92130 (858) 434-1113

(Address and zip code; telephone number, including area code, of registrant’s principal executive offices)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ONCT	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 4, 2023, Oncternal Therapeutics, Inc. (“Oncternal”) received a letter from the Nasdaq staff indicating that, for the last thirty consecutive business days, the bid price for Oncternal’s common stock had closed below the minimum $1.00 per share requirement for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2).

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), Oncternal has been provided an initial period of 180 calendar days, or until October 2, 2023, to regain compliance. The letter states that the Nasdaq staff will provide written notification that Oncternal has achieved compliance with Rule 5550(a)(2) if at any time before October 2, 2023, the bid price of Oncternal’s common stock closes at $1.00 per share or more for a minimum of ten consecutive business days. The Nasdaq letter has no immediate effect on the listing or trading of Oncternal’s common stock and the common stock will continue to trade on The Nasdaq Capital Market under the symbol “ONCT.”

Oncternal intends to monitor the bid price of its common stock and consider available options if its common stock does not trade at a level likely to result in Oncternal regaining compliance with Nasdaq’s minimum bid price rule by October 2, 2023, including potentially implementing a reverse stock split of its outstanding common stock (if approved by Oncternal’s stockholders) to attempt to regain compliance.

If Oncternal does not regain compliance with Rule 5550(a)(2) by October 2, 2023, Oncternal may be eligible for an additional 180 calendar day compliance period. To qualify, Oncternal would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement, and would need to provide written notice of its intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary. However, if it appears to the Nasdaq staff that Oncternal will not be able to cure the deficiency, or if Oncternal is otherwise not eligible, the Nasdaq staff would notify Oncternal that its securities would be subject to delisting. In the event of such a notification, Oncternal may appeal the Nasdaq staff’s determination to delist its securities, but there can be no assurance the Nasdaq staff would grant Oncternal’s request for continued listing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oncternal Therapeutics, Inc.

Date: April 6, 2023	By:	/s/ Richard G. Vincent
Name: Richard G. Vincent
Title: Chief Financial Officer

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